SECURITIES AND EXCHANGE COMMISSION
         WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 1, 2007

Tasty Baking Company
(Exact Name of Registrant as Specified in Charter)

Pennsylvania	1-5084	23-1145880
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2801 Hunting Park Avenue, Philadelphia, Pennsylvania	19129
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 221-8500

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On March 1, 2007, the Tasty Baking Company (the “Company”) announced its financial results for the fourth quarter and fiscal year ended December 30, 2006. A copy of the press release is attached to this Report as Exhibit 99.1 and is incorporated herein by reference. The information disclosed in this Item 2.02 of this Report, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or any other document filed with the SEC, except as specifically set forth in such document.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)     After reviewing the Company’s performance in 2006, the Compensation Committee of the Company’s Board of Directors approved, and the Company’s Board of Directors ratified, cash bonus awards under the Company’s Annual Incentive Plan (the “AIP”) for the named executive officers as follows:

Name	Title	2006 AIP Award
Charles P. Pizzi	President and Chief Executive Officer	$257,859
David S. Marberger	Executive Vice President and Chief Financial Officer	$121,654
Autumn R. Bayles	Senior Vice President Strategic Operations and Technology	$50,741
Christopher J. Rahey	Vice President-Direct Sales	$28,553

Item 9.01 Financial Statements and Exhibits.

    (d)    The following exhibits are filed herewith:
            Exhibit 99.1    Press Release dated March 1, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TASTY BAKING COMPANY
(Registrant)

Date: March 1, 2007	By:	/s/ David S. Marberger
David S. Marberger
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release dated March 1, 2007